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                                                                    EXHIBIT 10.9

                              EMPLOYMENT AGREEMENT

       This Employment Agreement ("Agreement") dated June 2, 2000 (the "Effective Date"), is entered into by and between LANDMARK SYSTEMS CORPORATION, a Virginia corporation (the "Company") and FREDRICK S. ROLANDI, III (the "Executive").

                              W I T N E S S E T H:

       WHEREAS, the Company is engaged in the development of mainframe and client-server computer software products;


       WHEREAS, the Executive entered into employment with the Company on November 2, 1998 (the "Employment Effective Date") as Vice President and Chief Financial Officer of the Company;

       WHEREAS, the Executive is currently employed as the Vice President and Chief Financial Officer of the Company and his performance in that capacity is material to the business of the Company; and

       WHEREAS, as an inducement for the Executive to remain in employment with the Company, the Company desires to enter into this Agreement

       NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements hereinafter set forth, the Company and the Executive agree as follows:

1.     DEFINITIONS

1.1    DEFINED TERMS.

       As used in this Agreement:

       (a) "Affiliate" shall mean any corporation or other business entity controlling, controlled by or under common control with the Company.

       (b) "Cause" shall mean (i) any act or acts of the Executive constituting a felony under the laws of the United States, any state thereof or any foreign jurisdiction; (ii) the intentional failure to perform assigned duties after the Executive has been notified in writing of such failure; (iii) any material breach by the Executive of this Agreement or the policies of the Company or the willful and persistent (after written notice to the Executive) failure or refusal of the Executive to comply with any lawful directives of the Board; (iv) a course of conduct amounting to gross negligence, willful misconduct or dishonesty; or (v) any misappropriation of material property of the Company by the Executive, misappropriation of a corporate or business opportunity of the Company by the Executive or breach of a fiduciary duty owed by the Executive to the Company.

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       (c)    "Change in Control" shall mean a Terminating Event, as that term is defined in the Landmark Systems Corporation 1992 Executive Stock Incentive Plan.

       (d) "Separation Date" shall mean the effective date of termination of the Executive's employment with the Company or any Affiliate, or the effective date of termination of any temporary employment of the Executive by any successor or surviving entity after consummation of a Change in Control.

1.2    OTHER DEFINITIONS.

       Other terms used in this Agreement are defined in the context in which they are used and shall have the meanings there indicated.

2.     EMPLOYMENT AND DUTIES

2.1 TITLE AND DUTIES. The Company hereby employs the Executive to render full-time executive services to the Company on an exclusive basis as the Vice President and Chief Financial Officer of the Company, unless the Company and the Executive mutually agree to a change in the Executive's title. The Executive shall be subject to the direction of the Chief Executive Officer of the Company (the "CEO") and the Board of Directors of the Company (the "Board"). In such capacity and subject to such direction, the Executive shall have such powers and perform such duties, consistent with such executive capacity, as may be assigned or delegated to him from time to time by the CEO or the Board.

2.2 ACCEPTANCE. The Executive hereby accepts such employment and agrees to devote his full time, attention, and best efforts exclusively to rendering the services described above. The Executive further agrees to accept election and to serve as a director of the Company or of any Affiliate, in the event that he is elected to any such position by the Board or by the Board of Directors or similar governing body of any Affiliate, and to perform such services for any such Affiliate as may be assigned to him, in each case without additional compensation therefor other than as specified in this Agreement.

2.3    EXCLUSIVE SERVICES.

(a) It is understood and agreed that the Executive may not engage in any other business activities during his employment with the Company, whether or not for profit or other pecuniary advantage; provided, however: (i) that the Executive may (A) make personal financial investments which do not involve any material active participation on his part, (B) engage in charitable, educational, religious, civic and similar types of activities, and (C) serve as an outside director on the board of directors of other corporations which are not Affiliates of the Company, but only to the extent that any such activities do not hinder or otherwise interfere with the business of the Company or any Affiliate or the performance of the Executive's duties under this Agreement or conflict with the Company's or any Affiliate's policies concerning conflicts of interest, and (ii) that, with respect to the activities described in subclause
(C) above, such activities have been approved in advance by the CEO.

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(b)    The Executive agrees that he will not take personal advantage of any business opportunities which arise during his employment with the Company and which may be of benefit to the Company. All material facts regarding such opportunities must be promptly reported to the President or the Board for consideration by the Company.

3.     COMPENSATION

3.1 BASIC SALARY. The Company shall pay the Executive salary for the services to be rendered by him during his employment at the rate of One Hundred Seventy Thousand Dollars ($170,000) per annum (or portion thereof, as applicable), subject to such increases, if any, as the Board may determine after annual review ("Salary"). This Salary shall be payable in periodic installments in accordance with the Company's regular payroll practices as in effect from time-to-time during the Executive's employment, less applicable deductions for taxes or otherwise.

3.2 BONUSES. In addition to the Salary provided for in Section 3.1 above, the Executive shall be entitled to continue to participate in periodic bonuses"", if any, paid to the Company's executive officers, as the same shall be in effect from time-to-time during the Executive's employment, as determined and approved by the Board. The Executive's target bonus of Sixty Thousand Dollars ($60,000) (the "Target Bonus") for the Company's fiscal year 2000 shall be based primarily upon actual performance of the Company, taking into consideration, individual performance of the Executive.

3.3 EMPLOYEE BENEFITS. The Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company and made available to employees generally including, without limitation all pension, retirement, profit sharing, savings, medical, hospitalization, disability, dental, life or travel accident insurance benefit plans. The Executive's participation in such plans, practices and programs shall be on the same basis and terms as are applicable to employees of the Company generally.

3.4 EXECUTIVE BENEFITS. The Executive shall be entitled to participate in all executive benefit or incentive compensation plans now maintained or hereafter established by the Company for the purpose of providing compensation and/or benefits to executives of the Company including, but not limited to, the Company's 1992 Executive Stock Incentive Plan, the 1994 Stock Incentive Plan and the 1998 Employee Stock Purchase Plan and any supplemental retirement, salary continuation, stock option, deferred compensation, supplemental medical or life insurance or other bonus or incentive compensation plans. Unless otherwise provided herein, the Executive's participation in such plans shall be on the same basis and terms as other similarly situated executives of the Company, but in no event on a basis less favorable in terms of benefit levels or reward opportunities applicable to the Executive as in effect on the date hereof. No additional compensation provided under any of such plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of the Executive's entitlements hereunder.

3.5 VACATION, HOLIDAYS, AND SICK LEAVE. During his employment with the Company, the Executive shall be entitled to four (4) weeks paid non-cumulative vacation each year. This vacation shall be taken at such times as the Executive and the CEO mutually agree. The Executive

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shall be entitled to sick leave and holidays in accordance with the policy of the Company as to its executive employees.

3.6 EXPENSES. The Company shall pay or reimburse the Executive for all reasonable, ordinary and necessary business expenses actually incurred or paid by the Executive in the performance of the Executive's services under this Agreement, in accordance with the expense reimbursement policies of the Company in effect from time to time during the Executive's employment, upon presentation of proper expense statements or vouchers or such other written supporting documentation as the Company may reasonably require.

3.7 SPECIAL BONUS. The Company shall pay Executive a special bonus in the amount of Two Hundred Thousand Dollars ($200,000) upon the occurrence of any Change in Control if such Change in Control occurs in the year 2000. This benefit will be reviewed by the CEO after the end of the year 2000 and may be modified, replaced, or discontinued at that time, within the sole discretion of the CEO.

4.     TERMINATION OF EMPLOYMENT

4.1 EMPLOYMENT AT-WILL. The Executive may leave the Company's employment at any time for any reason, and the Company may terminate the Executive's employment at any time for any reason. Any modification of the Executive's at-will status must be contained in a written agreement executed subsequent to the date of this Agreement and signed by the Executive and the CEO of the Company.

4.2 AUTOMATIC TERMINATION UPON DEATH OR DISABILITY. The Executive's employment hereunder shall terminate immediately upon his death or disability. As used in this Agreement, the term "disability" shall mean the inability of the Executive, due to a physical or mental disability, to perform the services contemplated under this Agreement for a period of ninety (90) days in any consecutive twelve-month period.

5.     EFFECT OF TERMINATION

5.1 GENERAL. Except as provided in section 5.2 below, upon termination of the Executive's employment by either the Company or the Executive, the Company shall pay to the Executive only the Salary and Target Bonus payable to him under sections 3.1 and 3.2 through the last day of his employment by the Company. The Executive shall not be entitled to receive any Target Bonus payment that has not accrued prior to the Executive's termination. The Executive shall be entitled to receive any Target Bonus payment that accrued prior to the date on which the Executive's employment terminates as specified in section 3.2.

5.2 TERMINATION FOLLOWING CHANGE IN CONTROL. If the Company or any Affiliate terminates the Executive's employment following a Change in Control, or if the Executive terminates the Executive's employment with the Company or an Affiliate or with any successor or surviving entity upon or within six months following a Change in Control, the Executive shall receive certain payments and benefits as specified in Article 6 of this Agreement, unless (i) the Executive

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has been offered a position with any successor or surviving entity, other than a merely temporary position to assist during a transition period after such Change in Control, with duties comparable to those contemplated under this Agreement and a salary and target bonus at least equal to the Salary and Target Bonus provided under this Agreement, (ii) the Executive has accepted such employment and (iii) the Executive remains in the employment of the successor or surviving entity for at least six months following a Change in Control.

5.3    SATISFACTION OF LIABILITIES. Upon payment of the amounts provided in this
Article 5, or, if applicable, Article 6, the Company shall have no further liability of any kind or nature whatsoever to the Executive under law or this Agreement relating to this Agreement or to the Executive's employment hereunder. All payments to the Executive provided for under Articles 5 or 6 shall be in lieu of, and shall be deemed to be in discharge of, any obligations of the Company to the Executive for Salary, Target Bonus or under any separation or severance pay plan of the Company or any Affiliate or for other compensation or expectation of remuneration or benefit in connection with the Executive's employment by the Company or the termination thereof, subject only to the Executive's rights set forth in any stock option agreements between the Company and the Executive.

6.     CHANGE IN CONTROL PROVISIONS.

6.1 APPLICABILITY. The provisions of this Article 6 shall only apply following a Change in Control and subject to the conditions set forth in section 5.2.

6.2 SALARY CONTINUATION. The Company shall pay the Executive one year's current Salary and the Target Bonus'"", which Salary and Target Bonus (hereinafter referred to as the "Salary Continuation") shall be payable in equal semi-monthly amounts, commencing on the Separation Date. At any time, within the sole discretion of the Executive and upon reasonable notice to the Company, any remaining Salary Continuation payments may be accelerated to be paid in one lump sum.

6.3 EMPLOYEE AND EXECUTIVE BENEFITS. All employee and executive benefits available to the Executive pursuant to section 3.4 above shall continue to be available to the Executive, his dependants or beneficiaries throughout the period in which Salary Continuation payments are made, except that (i) if Salary Continuation payments are accelerated to be paid in one lump sum as provided above, all fringe benefits, with the exception of group health plan coverage continued pursuant to section 6.4, shall be discontinued as of the date of such lump sum payment, and (ii) such benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the coverage of any benefits required to be provided to the Executive hereunder may be reduced as long as the aggregate coverage of the combined benefit plans is no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage required to be provided hereunder.

6.4 COBRA. After the cessation of Salary Continuation payments, the Company will continue to provide group health plan coverage to the Executive, his dependants and beneficiaries for any remaining balance of the continuation coverage period required by the Consolidated Omni-


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bus Budget Reconciliation Act (COBRA), except that such group health plan coverage shall be limited to the extent that the Executive obtains any such group health plan coverage pursuant to a subsequent employer's benefit plans, in which case the group health plan coverage required to be provided to the Executive hereunder may be reduced as long as the aggregate group health plan coverage of the combined benefit plans is no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage required to be provided hereunder.

6.5 STOCK OPTIONS. The exercise period for the vested portion of the stock options set forth in Schedule A shall be extended to a period of two years after the Separation Date. The same extended exercise period shall apply to any replacement stock options issued, if any, after a Change in Control.

6.6 ACCESS TO OFFICE FACILITIES. The Executive shall be provided with e-mail and internet access, cell phone service and Company voice mail and telephone access throughout the period in which Salary Continuation payments are made.

6.7 GENERAL RELEASE. As a condition of receiving the payments and benefits referenced in this Article 6, the Executive agrees to execute a mutually acceptable general release in the Company's favor upon the Separation Date.

6.8 CONSULTING SERVICES. The Executive agrees to provide the Company up to ten (10) hours of consulting services per month, upon the Company's request and at no charge, so long as Salary Continuation payments are being made. If the Company requests additional consulting services from the Executive beyond ten
(10) hours per month, the provision of such services shall be at the Executive's option and shall be billable to the Company at $200 per hour.

6.9 NON-SOLICITATION. The Executive agrees that during the period in which Salary Continuation payments are made, and for a one-year period thereafter, the Executive shall not directly or indirectly hire, employ or engage, or solicit, contact or communicate with for the purpose of hiring, employing, or engaging, any person who was an employee of the Company (or an Affiliate) at the time of the termination of the Executive's employment or at any time within the six (6) month period immediately preceding such termination, for the purpose of performing the same or similar services that such person was performing for the Company (or an Affiliate) at the time of the termination of such person's relationship with the Company (or an Affiliate); provided, however, that any future employer of the Executive shall not be prohibited from employing any such employee of the Company in the event that the Executive does not participate in the hiring of any such employee, other than as a reference at the instigation of such employer.

7.     CERTAIN COVENANTS AND REPRESENTATIONS

7.1 CONFIDENTIAL INFORMATION AND INVENTIONS. The Executive acknowledges, and agrees to remain bound to that certain Landmark Systems Corporation Employee Agreement on Ideas, Inventions, and Confidential Information by and between the Company and Executive, dated November 2, 1998. The Executive further acknowledges and agrees that his obligations under the Landmark Systems Corporation Employee Agreement on Ideas, Inventions, and Confidential

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Information referred to herein shall extend to Landmark's Affiliates to the same extent as if the Executive had entered into the same agreement with each of Landmark's Affiliates.

7.2 ENFORCEMENT. The parties hereby acknowledge and agree that, inasmuch as the services to be rendered by the Executive hereunder are of a special, unique and extraordinary nature, any breach thereof will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. The Executive, therefore, expressly agrees that the Company shall be entitled, without prejudice to any other rights that it may have under this Agreement, to seek injunctive and/or other equitable relief to prevent any anticipatory or continuing breach of this Agreement, or any part thereof, and to secure its enforcement. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity, including without limitation, the right to seek monetary damages.

7.3 REPRESENTATIONS. The Executive represents and warrants to the Company that he has full power to enter into this Agreement and perform his duties hereunder and that his execution and delivery of this Agreement and his performance of his duties hereunder shall not result in a breach of, or constitute a default under, any agreement or understanding, oral or written, to which he is a party or by which he may be bound.

8.     MISCELLANEOUS

8.1 NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by courier or by facsimile transmission, telexed or mailed by registered or certified mail (return receipt requested), with all facsimile, telex or postage fees prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, however, that notices of a change of address or telex or facsimile number shall be effective only upon receipt thereof):

           To the Executive:

                Frederick S. Rolandi, III
                10708 Alloway Drive
                Potomac, Maryland 20854
                Facsimile:  301.983.4161


           To the Company:


                Landmark Systems Corporation
                12700 Sunrise Valley Drive
                Reston, Virginia 20191
                Attention:  Katherine K. Clark, Chief Executive Officer
                Facsimile:  703-464.4914

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8.2    NON-ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any entity with which or into which the Company may be merged or which may succeed to its assets or business or any entity to which the Company may assign its rights and obligations under this Agreement; provided, however, that the obligations of the Executive are personal and shall not be assigned or delegated by him.

8.3 APPLICABLE LAW. This Agreement and the relationships of the parties in connection with the subject matter of this Agreement shall be construed and enforced according to the laws of the Commonwealth of Virginia without giving effect to the conflict of laws rules thereof. The Executive hereby irrevocably consents to, and waives any objection to the exercise of, personal jurisdiction by the state and federal courts located in the Commonwealth of Virginia with respect to any action or proceeding arising out of this Agreement.

8.4 ENTIRE AGREEMENT. This Agreement (which includes and incorporates all Exhibits and Schedules attached hereto) contains the full and complete agreement of the parties relating to the employment of the Executive hereunder and supersedes all prior agreements, arrangements or understandings, whether written or oral, relating thereto.

8.5 AMENDMENTS. This Agreement may not be amended, modified or supplemented, and no provision or requirement hereof may be waived, except by written instrument signed by each of the parties hereto.

8.6 WITHHOLDING TAXES. All amounts payable under this Agreement, whether such payment is to be made in cash or other property, shall be subject to withholding for Federal, state and local income taxes, employment and payroll taxes, and other legally required withholding taxes and contributions to the extent appropriate in the determination of the Company, and the Executive agrees to report all such amounts as ordinary income on his personal income returns and for all other purposes.

8.7 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by any judgment of a tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and this Agreement shall be carried out as nearly as possible according to its original terms and intent and, to the full extent permitted by applicable law, any provisions or restrictions found to be invalid shall be amended with such modifications as may be necessary to cure such invalidity, and such restrictions shall apply as so modified.

8.8 WAIVER. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by another party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

8.9 COUNTERPARTS. This agreement may be executed in counterparts, which together shall constitute a valid and enforceable original agreement.

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8.10   SURVIVAL. Any provision of this Agreement which contemplates performance subsequent to any termination or expiration of this Agreement will survive any termination or expiration of this Agreement and continue in full force and effect.

       IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                        LANDMARK SYSTEMS CORPORATION

                                        By:    /s/ Katherine K. Clark
                                        Name:  Katherine K. Clark
                                        Title: Chief Executive Officer



                                        FREDERICK S. ROLANDI

                                        /s/ Fredrick S. Rolandi


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                                   SCHEDULE A
                                  STOCK OPTIONS

                           ISSUE DATE                STRIKE PRICE

65,000  NON QUALIFIED       11-06-98                   8.6250


45,000  ISO                 11-19-99                   8.1875